SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 16, 2006

S3 INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-28767	33-0906297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Suite 202 Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

On May 16, 2006, the Board of Directors approved the designation of one million shares (1,000,000) of Series C Preferred Stock, with each share of Series C being entitled to the voting equivalent of 1,000 shares of common stock.  The Board of Directors subsequently authorized the issuance of one million (1,000,000) shares of Series C Preferred Stock to James Bickel, the Company’s Chief Executive Officer, as consideration for providing collateral and personal guarantee on a debt financing agreement with La Jolla Cove Investors. The shares will be returned to the Company and cancelled once the collateral is returned by La Jolla Cove Investors and the guarantee is lifted.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

A) Financial statements: N/A

B) Exhibits:

Exhibit No.	Description	Location
4.1	CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK OF S3I INVESTMENT COMPANY, INC. DATED MAY 22, 2006	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

May 26, 2006	/s/ James Bickel
Date	James Bickel Chief Executive Officer